Investors/Corporate: John Emery, CFO (732) 537-4804 investor@inventivhealth.com	Media: Felicia Vonella (212) 308-7155 fvonella@inventivhealth.com

inVentiv Health Reports Strong Financial Results for First Quarter 2006

•	Revenues up 44%; Adjusted Operating Income up 60% (GAAP Operating Income up 48%); Adjusted EPS up 21% (GAAP EPS up 6%)
•  Announced Three Strategic Acquisitions during Quarter - Adheris, JSAI, Synergos
•  Progress on all Fronts Including Integration of Communications Segment
•  2006 EPS Guidance Updated to Upper End of Range

See note (1) below for a discussion of non-GAAP financial information.

SOMERSET, NEW JERSEY, May 9, 2006 -- inVentiv Health (NASDAQ: VTIV, “inVentiv” or the “Company”), a leading provider of commercialization services to the global pharmaceutical and life sciences industries, today announced financial results for the first quarter of 2006.

First Quarter 2006 Results from Continuing Operations:

•	Total revenues increased 44% to $173.7 million for the first quarter of 2006, compared to $120.9 million for the first quarter of 2005.

•
Adjusted operating income increased 60% to $20.5 million for the first quarter of 2006, compared to $12.8 million for the first quarter of 2005. GAAP operating income was $18.9 million for the first quarter of 2006, compared to $12.7 million for the first quarter of 2005.

•
Adjusted net income increased 33% to $10.1 million for the first quarter of 2006, compared to $7.6 million for the first quarter of 2005. GAAP net income was $10.1 million for the first quarter of 2006, compared to $9.2 million for the first quarter of 2005.

•
Adjusted diluted EPS increased 21% to $0.34 for the first quarter of 2006, compared to $0.28 for the first quarter of 2005. GAAP diluted EPS was $0.35 for the first quarter of 2006, compared to $0.33 for the first quarter of 2005.

First Quarter 2006 Highlights:

•
Operating Margin Expansion: On a net revenue basis, adjusted operating margin was 14.3% on net revenues of $142.9 million for the first quarter of 2006, compared to 12.2% on net revenues of $104.5 million for the first quarter of 2005, reflecting the Company’s continued mix-shift towards higher margin businesses. GAAP operating margin was 13.2% for the first quarter of 2006 compared to 12.2% for the first quarter of 2005.

•
inVentiv Commercial reported total revenues of $88.8 million during the first quarter of 2006 compared to $96.2 million during the first quarter of 2005, as a result of anticipated wind-down of certain sales teams and lower volumes in the patient assistance business. The segment’s operating profit during the current quarter held relatively even with the prior period quarter due to various contract fees and a shift to higher-margin businesses.

•
inVentiv Communications reported record total revenues of $52.5 million during the first quarter of 2006. These results were due to growth of new and existing clients in the segment’s marketing and communications businesses, and the inclusion of Adheris’ results for a part of the first quarter of 2006. In addition, inVentiv Communications (formerly inChord Communications) recently received the Med Ad News award for this year’s Most Creative Agency (GSW), nominations for Agency of the Year (Palio, Navicor), and Blane Walter was named Advertising Person of the Year.

•
inVentiv Clinical reported total revenues of $32.4 million during the first quarter of 2006 compared to $24.7 million during the first quarter of 2005, as a result of strong performance in clinical staffing and increased traction in functional outsourcing.

•
Adheris Acquisition: Completed the acquisition of Adheris during the first quarter of 2006. The acquisition adds a unique patient education component to inVentiv Communications, with a proven history of improving medication adherence across nearly every chronic therapeutic category.

•
JSAI and Synergos Acquisitions: Completed the acquisitions of JSAI and Synergos following the end of the first quarter of 2006. JSAI, Canada’s leading healthcare marketing and communications company, further strengthens inVentiv Communications’ presence in the important Canadian healthcare marketplace. Synergos, a focused clinical services provider with expertise in clinical trial management services, enhances inVentiv Clinical’s offerings in project management and monitoring as well as investigator and patient recruitment services.

•
Continued Contract Wins: Won several new and expanded contracts, including two patient assistance programs and two Medicare Part D Education programs by The Franklin Group, seven sales teams contracts with mid-tier clients, fourteen planning & analytics contracts by HPR, two Total Data Solutions contracts and thirteen new brands at inVentiv Communications.

•
Strong Cash Flow: Cash flow from operations was $18 million during the first quarter. The Company ended the quarter with $44.9 million of cash, after cash expenditures including consideration paid for the Adheris acquisition totaling $47.9 million during the quarter.

Eran Broshy, Chief Executive Officer of inVentiv Health, commented, “I am very pleased with inVentiv’s strong first quarter results, demonstrating the effectiveness of our multi-faceted business model and continued effective execution across all of our businesses. Our Communications segment generated extremely strong results as a result of ramping up business with new and existing clients, our Commercial segment continues to post solid results arising from continued strong demand for our outsourced services and a favorably shifting business mix, and our Clinical segment, which experienced a temporary deferral of projects during the first quarter, continues to grow and expand.”

2006 Guidance Update:

The Company is updating its 2006 adjusted diluted EPS guidance from $1.43-1.48 to $1.46-1.48. The updated EPS guidance reflects the Company’s increased confidence in its outlook for its businesses in 2006. The Company is also reconfirming its 2006 total revenue guidance of $705-$725 million.

Both the previous and updated guidance exclude compensation expense related to vested stock options and restricted stock equivalent to EPS of approximately $0.14-$0.16, and also exclude interest income or expense related to the Company’s interest rate hedge of its $175 million term loan facility.

Conference Call Information:

Tuesday, May 9, 2006, 9:00 a.m. Eastern Time
Call in number: 877-336-9182 (Domestic) or 706-634-1065 (International)
Live and archived webcast: www.inventivhealth.com

A replay of the call will be available immediately following the call through May 16, 2006 at 800-642-1687. The conference ID number for the replay is 8223324.

About inVentiv Health

inVentiv Health (Ventiv Health, Inc., NASDAQ: VTIV) is the leading provider of commercialization and complementary services to the global pharmaceutical, life sciences and biotechnology industries. inVentiv delivers its customized clinical, sales, marketing and communications solutions through its three core business segments: inVentiv Clinical, inVentiv Communications and inVentiv Commercial. inVentiv Health currently works with over 175 unique pharmaceutical, biotech and life sciences clients, including all top 20 global pharmaceutical companies. For more information, visit www.inventivhealth.com.

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial information which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis, with the objective of enhancing investors’ overall understanding of the Company’s past financial performance and future prospects. Tables 3 through 5 below contain reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures. The non-GAAP financial information is related to the following three factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date, as opposed to recording expense only for vested restricted stock during 2005. In order to present adjusted financial information on a comparable period-to-period basis, compensation expense was adjusted for both periods to exclude expense related to vested stock options and restricted stock.

•
Interest income related to the Company’s interest rate hedge of its $175 million term loan facility: For the quarter ended March 31, 2006, the Company recorded a $1.7 million reduction to interest expense relating to the mark-to-market adjustment required to record hedge ineffectiveness to earnings. This value represents the estimated amount the Company would receive if the hedge agreement were terminated at March 31, 2006. In order to present adjusted financial information on a comparable period-to-period basis, interest expense was adjusted to exclude this reduction in the current period. If the hedge agreement continues until its full term in October 2008, the $1.7 million of interest income recognized to date will be offset by an equal amount of interest expense recognized during the term of the agreement, as the Counterparty’s obligation to the Company will be reduced to zero at the conclusion of the agreement. The Company is unable to ascertain the effect of the hedging transaction through the end of 2006 with reasonable certainty and therefore is unable to provide a quantitative reconciliation of adjusted diluted EPS guidance to GAAP diluted EPS guidance.

•
Tax benefits related to the utilization of net operating losses of divested entities: The Company recorded a tax benefit in the first quarter of 2005 but not the first quarter of 2006 related to the utilization of net operating losses of divested entities. In order to present adjusted financial information on a comparable period-to-period basis, tax expense was adjusted to exclude this benefit in the first quarter of 2005.

The Company believes that these non-GAAP financial measures are a more accurate basis for evaluating ongoing Company performance and planning and forecasting of future periods, and uses these non-GAAP financial measures internally for the foregoing purposes.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.
# # #

Table 1
inVentiv Health, Inc.
Condensed Consolidated Statements of Operations
(in 000’s, except share and per share data)

	For the Three-Months Ended March 31,

	2006	2005
Net revenues	$142,938	$104,516
Reimbursable out-of-pockets	30,739	16,343
Total revenues	173,677	120,859

Operating expenses:
Cost of services (1)	95,115	77,653
Reimbursed out-of-pocket expenses	29,693	16,059
Selling, general and administrative expenses (2)	29,986	14,401
Total operating expenses	154,794	108,113

Operating income	18,883	12,746
Interest expense	(1,657)	(388)
Interest income	734	253
Income from continuing operations before income tax provision, minority interest in income of subsidiary and loss from equity investments	17,960	12,611
Income tax provision	(7,184)	(3,419)
Income from continuing operations before minority interest in income of subsidiary and loss from equity investments	10,776	9,192
Minority interest in income of subsidiary	(323)	--
Loss from equity investments	(310)	--
Income from continuing operations	10,143	9,192

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	105	99
Net income from discontinued operations	105	99

Net income	$10,248	$9,291

Earnings per share:
Continuing operations:
Basic	$0.36	$0.35
Diluted	$0.35	$0.33
Discontinued operations:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01
Net income:
Basic	$0.36	$0.36
Diluted	$0.35	$0.34
Weighted average common shares outstanding:
Basic	28,199	26,102
Diluted	29,359	27,678
(1) includes stock compensation expense of $0.6 million of cost of sales due to the adoption of FAS123R.
(2) includes stock compensation expense of $1.0 million of SG&A due to the adoption of FAS123R.

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)

	March 31,	December 31,
	2006	2005

Cash (1)	$44,927	$76,980
Account Receivable, Net	$88,238	$112,782
Unbilled Services	$69,334	$41,206
Total assets	$624,337	$583,894
Client Advances & Unearned Revenue	$40,594	$29,393
Working Capital (2)	$88,906	$113,557
Long-term debt (3)	$174,125	$174,563
Capital Lease Obligations (3)	$29,584	$28,554
Depreciation (4)	$3,774	$15,491
Amortization (4)	$1,048	$1,934
Days Sales Outstanding (5)	82	79

1)	Cash includes restricted cash of $1.1 million at March 31, 2006 and $3.9 million at December 31, 2005.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding is measured using the combined amounts of Accounts Receivable and Unbilled Services outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended. The results of Adheris, which was acquired during the quarter, were excluded from the DSO calculation.

Table 3
Non-GAAP Income Statement Reconciliation
For the Three Months Ended March 31, 2006

	As Reported	Addback: Stock Comp Expense (FAS 123R)	Deduct: Derivative Interest Adjustment	Pro forma, After Stock Comp and Derivative Adjustments
Net revenues	$142,938	--	--	$142,938
Reimbursable out-of-pockets	30,739	--	--	30,739
Total revenues	173,677	--	--	173,677

Operating expenses:
Cost of services	95,115	(595)	--	94,520
Reimbursed out-of-pocket expenses	29,693	--	--	29,693
Selling, general and administrative expenses	29,986	(1,007)	--	28,979
Total operating expenses	154,794	(1,602)	--	153,192

Operating income	18,883	1,602	--	20,485
Interest expense	(1,657)	--	(1,717)	(3,374)
Interest income	734	--		734
Income from continuing operations before income tax provision, minority interest in income of subsidiary and loss from equity investments	17,960	1,602	(1,717)	17,845
Income tax provision	(7,184)	(641)	687	(7,138)
Income from continuing operations before minority interest in income of subsidiary and loss from equity investments	10,776	961	(1,030)	10,707
Minority interest in income of subsidiary	(323)	--	--	(323)
Loss from equity investments	(310)	--	--	(310)
Income from continuing operations	10,143	961	(1,030)	10,074

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	105	--	--	105
Net income from discontinued operations	105	--	--	105

Net income	$10,248	961	(1,030)	10,179

Earnings per share
Continuing operations:
Basic	$0.36			$0.36
Diluted	$0.35			$0.34
Discontinued operations:
Basic	$0.00			$0.00
Diluted	$0.00			$0.01
Net income:
Basic	$0.36			$0.36
Diluted	$0.35			$0.35
Weighted average common shares outstanding:
Basic	28,199			28,199
Diluted	29,359			29,359

Table 4
Non-GAAP Income Statement Reconciliation
For the Three Months Ended March 31, 2005

	As Reported	Deduct: Tax Benefit	Addback: Restricted stock compensation	Pro forma, After Tax Benefit
Net revenues	$104,516	--	--	$104,516
Reimbursable out-of-pockets	16,343	--	--	16,343
Total revenues	120,859	--	--	120,859

Operating expenses:
Cost of services	77,653	--	--	77,653
Reimbursed out-of-pocket expenses	16,059	--	--	16,059
Selling, general and administrative expenses	14,401	--	(48)	14,353
Total operating expenses	108,113	--	(48)	108,065

Operating income	12,746	--	48	12,794
Interest expense	(388)	--	--	(388)
Interest income	253	--	--	253
Income from continuing operations before income tax provision, minority interest in income of subsidiary and loss from equity investments	12,611	--	48	12,659
Income tax provision	(3,419)	(1,600)	(19)	(5,038)
Income from continuing operations before minority interest in income of subsidiary and loss from equity investments	9,192	(1,600)	29	7,621
Minority interest in income of subsidiary	--	--	--	--
Loss from equity investments	--	--	--	--
Income from continuing operations	9,192	(1,600)	29	7,621

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	99	--	--	99
Net income from discontinued operations	99	--	--	99

Net income	$9,291	($1,600)	29	7,720

Earnings per share
Continuing operations:
Basic	$0.35			$0.29
Diluted	$0.33			$0.28
Discontinued operations:
Basic	$0.01			$0.01
Diluted	$0.01			$0.00
Net income:
Basic	$0.36			$0.30
Diluted	$0.34			$0.28
Weighted average common shares outstanding:
Basic	26,102			26,102
Diluted	27,678			27,678

Table 5 - Non-GAAP Reconciliation of Operating Income Margin
Three months ended March 31, 2006

(in 000’s)	Operating Income	Net Revenues	Operating Margin

Operating income, as reported	$18,883	$142,938	13.2%
Add: Share-based compensation arising from adoption of FAS 123R	1,602	$142,938	1.1%
Operating income, excluding share-based compensation arising from adoption of FAS 123R	$20,485	$142,938	14.3%